Exhibit 99.1

SANDERLING VENTURE PARTNERS IV, L.P.			SANDERLING VENTURE PARTNERS V CO-INVESTMENT FUND, L.P.
By: Middleton-McNeil Associates IV, L.P.			By: Middleton, McNeil & Mills Associates V, LLC

By:	Fred A. Middleton		By:	Fred A. Middleton
	General Partner			Managing Director

	By:	/s/ Doreen Roberts		By:	/s/ Doreen Roberts
	Name:	Doreen Roberts		Name:	Doreen Roberts
	Title:	Atty-in-Fact for Fred A. Middleton		Title:	Atty-in-Fact for Fred A. Middleton

SANDERLING V BETEILIGUNGS GMBH & CO. KG			SANDERLING V LIMITED PARTNERSHIP
By: Middleton, McNeil & Mills Associates V, LLC			By: Middleton, McNeil & Mills Associates V, LLC

By:	Fred A. Middleton		By:	Fred A. Middleton
	Managing Director			Managing Director

	By:	/s/ Doreen Roberts		By:	/s/ Doreen Roberts
	Name:	Doreen Roberts		Name:	Doreen Roberts
	Title:	Atty-in-Fact for Fred A. Middleton		Title:	Atty-in-Fact for Fred A. Middleton

SANDERLING V BIOMEDICAL CO-INVESTMENT FUND, L.P.
By: Middleton, McNeil & Mills Associates V, LLC

By:	Fred A. Middleton
Managing Director

	By:	/s/ Doreen Roberts
	Name:	Doreen Roberts
	Title:	Atty-in-Fact for Fred A. Middleton